UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 4, 2004

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5831 Cedar Lake Road
St. Louis Park, MN 55416

(Address of principal executive offices, including zip code)

(952) 525-2070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 4, 2004, our shareholders approved an amendment to the Granite City Food & Brewery Ltd. 1997 Director Stock Option Plan that increased the total number of shares for which options may be granted to non-employee directors from 360,000 shares to 590,000 shares.

On November 4, 2004, our shareholders approved an amendment to the Granite City Food & Brewery Ltd. 2002 Equity Incentive Plan that increased the total number of shares for which awards may be granted from 762,287 shares to 1,062,287 shares.

Each of these plans, as amended, appears as an exhibit to this report.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On November 4, 2004, we completed the final closing of our private placement under the Securities Purchase Agreement between our company and the accredited investors named as signatories thereto, dated September 17, 2004.  At the final closing, we issued 2,022,253 shares of common stock to the investors, warrants for the purchase of 808,900 shares of common stock to the investors, and warrants for the purchase of 101,112 shares of common stock to our placement agents.

The securities were sold at an offering price of $3.25 per share of common stock, with one warrant for every 2.5 shares of common stock sold.  Each of the foregoing warrants has a term of five years and is exercisable at $5.00 per share.  After September 17, 2006, we may call for the mandatory exercise of such warrants if the average closing price of our common stock for thirty consecutive trading days is greater than or equal to 200% of the exercise price of the warrant.  If the shares issuable upon exercise of the warrants are not registered for resale at the time of exercise and they are required to be so registered at that time, each warrant allows the holder to convert the warrants into common stock without any cash consideration in exchange for the surrender of the remaining shares of common stock otherwise purchasable upon exercise of the warrant.

We obtained gross proceeds of $6,572,322 in cash in the final closing.  We paid our placement agents cash commissions of $328,616 and we anticipate reimbursing one placement agent for $50,000 of accountable expenses.

The foregoing issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D.  Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, absent registration or an applicable exemption from registration requirements.  The recipients of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC.  Except as set forth above, no discount or commission was paid in connection with the issuance of the common stock and the warrants.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)           On November 4, 2004, Steve T. Kirby ceased to serve as a director of our company. Mr. Kirby was not re-nominated for election as a director and was not re-elected at our annual meeting of shareholders.

ITEM 7.01 REGULATION FD DISCLOSURE

On November 4, 2004, we issued a press release, which appears as Exhibit 99 hereto, regarding our completion of the final closing under the Securities Purchase Agreement, dated September 17, 2004.  Such press release is incorporated by reference in response to this Item 7.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)           The press release we issued on November 4, 2004, regarding our completion of the final closing under the Securities Purchase Agreement, dated September 17, 2004, appears as Exhibit 99 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: November 4, 2004	By:	/s/ Steven J. Wagenheim
Steven J. Wagenheim
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Granite City Food & Brewery Ltd. 1997 Director Stock Option Plan, as amended effective November 4, 2004.

10.2	Granite City Food & Brewery Ltd. 2002 Equity Incentive Plan, as amended effective November 4, 2004.

99	Press Release dated November 4, 2004, regarding the Registrant’s completion of the final closing under the Securities Purchase Agreement, dated September 17, 2004.